Investor Presentation August 31, 2026

2 Important Notices and Disclaimers Forward-Looking Statements Certain statements contained in this presentation are "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning Amerant Bancorp Inc.’s (the “Company”) objectives, expectations, beliefs, projections, future plans and strategies, anticipated events or trends, intentions and other matters that are not historical facts. Examples of forward-looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on loan recoveries, or reaching positive resolutions on problem loans, or significantly reducing special mention and/or non-performing loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlook,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025 filed on February 27, 2026, in our quarterly report on Form 10-Q for the quarter ended March 31, 2026, filed on May 1, 2026, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three and six-month periods ended June 30, 2026 and 2025, and the three-month periods ended March 31, 2026, December 31, 2025 and September 30, 2025, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2026, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre- tax pre-provision net revenue (PPNR)”, "tangible common equity ratio", and “tangible stockholders’ equity (book value) per common share”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to GAAP reported results. Beginning in the first quarter of 2026, the Company reviewed and updated its use of non-GAAP financial measures and now presents a limited set of metrics that management uses to evaluate performance and make operating decisions. As part of this update, the Company discontinued the presentation of “Core PPNR”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, and “core efficiency ratio” as management determined these measures are no longer primary metrics used internally. This change does not reflect any change in the Company’s underlying business, operations, or GAAP financial results.

About Us

Franchise Highlights[1]

Assets	$10.3 Billion
Loans	$6.9 Billion
Deposits	$8.4 Billion
AUM	$3.4 Billion in AUM/custody
Employees	704 FTEs
Market Share	#1 largest public community bank based in FL[2] #1 in public community bank deposit market share in Miami MSA[2]

Map Key

- ★ Headquarters (Coral Gables)
- ● Bank Branch
- ◆ Regional Corporate Offices
- ▲ Upcoming St. Petersburg Branch

Key Demographic Data[3]

- 5.7% projected population growth (vs. 2.6% national avg.)
- 17.5% median household income growth (vs. 11.3% national avg.)


Tallahassee
Gainesville
Orlando
Lakeland
FLORIDA

23
Current Branches

Essence of the Amerant story...

- Well-established banking organization with 45+ years of deep customer relationships
- Local community bank with a proud international heritage
- Growing sustainably to deliver lasting shareholder value
- Customer 360 — Always evolving to better serve clients & deepen relationships
- Focused on profitability and credit quality
- Highly recognizable brand in South Florida
- Scalable operating structure with room for growth

(1) As of June 30, 2026.
(2) Public community banks include those with less than $20 billion in assets. Source: S&P Capital IQ Pro.
(3) Projected population growth and median household income growth shown from 2026 - 2031 for the Tampa and Miami MSAs. 2026 - 2031 Miami MSA population and median household income growth is projected to be 5.7% and 17.5%, respectively; 2026 - 2031 Tampa MSA population and median household income growth is projected to be 6.7% and 14.8%, respectively. Demographic information weighted based on deposits located in each geographic area (99% of deposits located in Miami MSA and 1% of deposits located in Tampa MSA as of June 30, 2026). Source: S&P Capital IQ Pro.

AMERANT | 3

4 We are executing our Strategic Plan with conviction and momentum, stabilizing the business, optimizing our credit portfolio, and growing sustainably to deliver lasting shareholder value Strategic Initiatives Completed credit policy reviews and enhanced portfolio management practices Further optimized the loan portfolio by exiting select exposures, out-of- footprint, and criticized loans Additional cost saving initiatives implemented, expected to materialize in 3Q and 4Q and support continued improvement in the efficiency ratio Improved coordination across client-facing teams, and focused on transactional and client profitability to grow revenue over time Focused on loan growth to improve balance sheet positioning and revenue generation capabilities Continued leveraging Amerant's unique position to grow international deposits

5 Investment Highlights Established Franchise in Attractive Markets • Largest public community bank(1) headquartered in the attractive Florida market • Primary operations located in the 3rd and 7th fastest projected household income growth MSAs in Florida • Long history, strong reputation and international heritage enable deep client relationships in the Company’s ethnically diverse markets Experienced & Aligned Leadership Team • Management team with about 150 years of combined experience • Diverse Board led by Chairman with vast leadership experience at larger financial institutions • Leadership strengthened through recent strategic executive appointments across key business lines Improving Credit Quality • Completed credit policy reviews and enhanced portfolio management practices • Further optimized the loan portfolio by exiting select exposures, out-of-footprint and criticized loans • Displaying healthy improvement as NCOs / Avg. Total Loans HFI declined 37 bps quarter over quarter Strong Capital Position Well-Positioned Loan Portfolio • Balanced loan composition across residential (28%), C&I (23%) and CRE (35%) positions the portfolio for resilient performance • Diversified CRE loan portfolio across multiple industry segments, with a concentration in core Florida markets (74%) with broad geographic diversification across Florida, further reducing concentration risk within the state • Retail loan book with a differentiated single-tenant base anchored by sporting & recreational goods (49%) Resilient and Diverse Deposit Base • Combination of quality domestic and low-cost international deposits provides a stable funding source • Strong growth in domestic deposit base; ~12% CAGR since 2021 • Low-cost international deposit base with a cost of 0.99% in 2Q26 Significant Fee Income Platform • Wealth management, brokerage, trust and private banking capabilities help deepen client relationships and enable share of wallet gains • Treasury management remains an area of growth, helping drive client profitability, boosting cross-selling and supporting noninterest bearing deposit balances • Provides strong revenue diversification; represents 18% of total operating revenue in 2Q26(2) • Returned capital to shareholders over the course of 19 consecutive quarters of dividend distribution • All major capital ratios (leverage, CET1, tier 1, total capital) are well-above regulatory requirements • Ample capacity to support continued balance sheet growth while maintaining capital buffers (1) Community banks include those with less than $20 billion in assets. (2) Operating revenue is the result of net interest income plus noninterest income.

6 Experienced Leadership Team Carlos Iafigliola President, Chief Executive Officer and Director Carlos Iafigliola was appointed President, CEO and Director in May 2026 after having served as Interim CEO and Director since November 2025. He previously served as SEVP, Chief Operating Officer (COO) since June 2023, where he was responsible for Amerant's loan and deposit operations, project management, technology services, facilities, and digital. Prior to being COO, he served as EVP, Chief Financial Officer since May 2020 spearheading Amerant's financial management. Sharymar Calderón SEVP, Chief Financial Officer Sharymar Calderón was appointed EVP, Chief Financial Officer (CFO) in June 2023 and SEVP in November 2024. She is responsible for Amerant's financial management, including treasury, financial reporting and accounting, financial planning and analysis, strategy, investor relations, internal controls and corporate tax. Prior to her appointment as CFO, she served as Amerant's Head of Internal Audit. Tony Eelman EVP, Chief Product Officer Tony Eelman serves as EVP, Chief Product Officer where he leads enterprise product strategy and development across the bank's lending and financial services platforms. He is responsible for aligning product design, technology enablement, and go-to-market execution to deliver client-focused solutions that support sustainable growth. Prior to his appointment as CPO, he served as President of Amerant Bank's subsidiary, Amerant Mortgage. Lee Ann Cragg SEVP, Chief Credit Officer Lee Ann Cragg serves as SEVP, Chief Credit Officer. In this role, she oversees Credit Services, Credit Risk, and Special Assets, ensuring strong credit quality, regulatory excellence, and disciplined risk management across all portfolios. She brings more than 15 years of commercial banking and credit risk experience and has been a strategic leader within Amerant's Commercial and Industrial (C&I) Credit department since joining the organization. Mike Nursey SEVP, Chief Domestic Banking Officer Mike Nursey serves as SEVP, Chief Domestic Banking Officer. In this role, he leads Commercial Banking, Corporate Banking, and Commercial Real Estate, while also assuming leadership of Retail, Private, and Business Banking. Mike joined Amerant in June 2024 as Central FL Market President, leading the bank's expansion efforts in the Tampa market. Prior to joining Amerant, he held executive positions at TD Bank and Regions Bank.

7 Experienced Leadership Team (cont’d) Pedro Parra SEVP, Chief International Banking Officer Pedro Parra serves as SEVP, Chief International Banking Officer. In this role, he leads Amerant's international banking platform, overseeing Private, Retail, Corporate and Commercial Banking, and Client Services. He is responsible for Amerant's strategic focus on strengthening and expanding its international client relationships. He was most recently SEVP, Head of International Banking and has held multiple leadership roles since joining Amerant in 2000. Adrian Rodriguez EVP, Chief Operating Officer Adrian Rodriguez was appointed EVP, Chief Operating Officer in May 2026 after having served as Interim COO since November 2025. In his role, he oversees the bank's core operating functions, including loan and credit operations, deposit and payment operations, IT, facilities management, project management, procurement and digital innovation. Most recently, he served as Head of Loan Operations, where he played a key role in strengthening operational controls and supporting the bank's efficiency and growth initiatives. Laura Rossi EVP, Head of Investor Relations & Strategy Laura Rossi serves as EVP, Head of Investor Relations & Strategy. In this role, she spearheads Amerant's relationship with the investment community and rating agencies, as well as the Company's strategic planning and execution process. She served as Project Manager for the Company's spin-off and IPO in 2018, and has held various roles since joining Amerant in 2005. Mariola Sanchez SEVP, Chief Administrative Officer Mariola Triana Sanchez was appointed Chief Administrative Officer in April 2025 after having served as Chief People Officer (CPO) since June 2022. She serves as Amerant's General Counsel and oversees human resources, legal, corporate communications, community relations, and sustainability. Yecimar Tirado EVP, Chief Risk Officer Yecimar joined Amerant in 2023 as Head of Internal Audit and has been instrumental in the development of the Company's internal audit function by strengthening its governance and control environment. She brings extensive experience in internal audit, enterprise risk management, governance, and regulatory oversight. Prior to joining Amerant, she served as Head of Internal Audit at Oportun and held leadership roles at Ocean Bank and Capital Bank.

8 Key Financial Metrics (2Q26 vs 1Q26) Assets • Total assets were $10.3 billion, compared to $9.9 billion • Cash and cash equivalents were $301.1 million, compared to $188.7 million • Total investment securities were $2.6 billion, compared to $2.4 billion • Total gross loans were $6.9 billion, compared to $6.8 billion Liabilities • Total deposits were $8.4 billion, compared to $7.9 billion • Core deposits were $6.4 billion, compared to $5.9 billion • Brokered deposits were $498.2 million, compared to $548.1 million • FHLB advances were $702.6 million, compared to $732.3 million Off-Balance Sheet • Assets Under Management and custody (“AUM”) totaled $3.37 billion, compared to $3.42 billion

9 Key Financial Metrics (2Q26 vs 1Q26) Income Statement • Net Interest Income (“NII”) was $82.6 million, compared to $80.3 million • Provision for credit losses was $4.8 million, compared to $7.8 million • Noninterest income was $18.2 million, compared to $17.4 million • Noninterest expense was $68.9 million, compared to $66.9 million • Pre-tax pre-provision net revenue (PPNR)(1) was $31.9 million, compared to $30.7 million • Net income attributable to the Company was $21.0 million, compared to net income of $17.9 million Relative Performance Metrics • Net Interest Margin ("NIM") was 3.52%, compared to 3.55% • Diluted earnings per share was $0.53, compared to diluted earnings per share of $0.44 • Efficiency ratio was 68.37%, compared to 68.52% • Return on Assets ("ROA") was 0.84%, compared to 0.73% • Return on Equity ("ROE") was 9.23%, compared to 7.63% (1) Non-GAAP measure, see “Non-GAAP Financial Measures” for more information and Appendix 1 for a reconciliation to GAAP measures.

10 Key Financial Metrics (2Q26 vs 1Q26) (1) Non-GAAP Financial Measures. See Appendix 1 for a reconciliation to GAAP. (2) TCE Ratio: 2Q26 includes $23.7 million accumulated unrealized losses net of taxes, compared to $21.3 million in 1Q26. Capital • Total Capital Ratio was 14.34%, compared to 14.16% • Common Equity Tier 1 was 11.94%, compared to 11.84% • Tangible Common Equity Ratio(1) (2) was 8.69%, compared to 9.02% Capital Management Actions • Paid quarterly cash dividend of $0.09 per common share on May 29, 2026 • Repurchased 690,000 shares for $16.1 million at a weighted average price of $23.29 per share, or 1.02x of Tangible Book Value ("TBV")(1) per share and 1.00x of book value per share • Tangible book value per share(1) was $22.78, compared to $22.38

11 Increasing Operating Efficiency 60. 72.3 7 .2 8 .2 7 .3 68.4 2021 2022 2023 2024 202 2 26 Efficiency Ratio(1) Simplification and realignment of business model coupled with optimization of contract costs will further improve efficiency Net Interest Margin(1)(2) Rationalization of Business Lines • Simplified business model and capital structure • Prioritized lending in Florida markets while sourcing deposits from established domestic and international markets • Added a Chief Product Officer position to spearhead centralizing and optimizing fee income via products Mortgage Platform Realignment • Transferred Amerant Mortgage servicing to the bank’s core platform • Rationalized FTEs aligned with current mortgage operations at the bank Vendor & Contract Optimization • Evaluated all vendor relationships to renegotiate where appropriate • Terminated costly arrangements as a result of the review 2. 0 3. 3 3.76 3. 8 3.82 3. 2 2021 2022 2023 2024 202 2 26 (1) 2021 through 2025 periods represent full year-end results. 2Q26 represents quarter-end results. (2) Defined as net interest income, or NII, divided by average interest-earning assets, which are loans, securities, deposits with banks and other financial assets which yield interest or similar income.

12 NII and NIM (%) 12 ($ in millions) 2Q25 3Q25 4Q25 1Q26 2Q26 Cost of Deposits (Domestic) 3.14% 3.00% 2.96% 3.00% 2.93 % Cost of Deposits (International) 1.26% 1.19% 1.11% 1.04% 0.99 % Cost of FHLB Advances 4.04% 4.00% 3.90% 3.90% 3.90 % Cost of Funds 2.69% 2.57% 2.51% 2.47% 2.38 % Net Interest Income and NIM Interest-Bearing Deposits Beta Evolution (1) Cost of Funds (1) Beta calculation does not include brokered deposits.

13 Deposit Composition Loan Composition (2) Transaction Deposits Customer CDs Brokered Deposits (1) Cost of Total Deposits ($ in millions) Noninterest Bearing Demand Deposits Well Diversified Deposit & Loan Mix (1) Brokered Deposits: 2Q25 includes $635 million in time deposits and $9 million in transaction deposits. All other periods primarily consisted of time deposits. Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Average Loan Yield ($ in millions) (2) 2Q26, 1Q26, and 4Q25 includes both mortgage loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value. There were no loans held for sale in 3Q25, while 2Q25 includes mortgage loans held for sale carried at fair value.

14 Credit Quality Turning the Corner 2 23 3 23 4 23 1 24 2 24 3 24 4 24 1 2 2 2 3 2 4 2 1 26 2 26 NCOs Avg. otal Loans FI NPAs Assets ACL otal Loans FI Highlights • Credit quality improved across all key criticized asset buckets in 2Q26 • NPLs declined to $171.1 million from $176.1 million • Classified loans fell to $273.1 million from $320.3 million • Special mention loans declined to $109.8 million from $148.2 million • The improvement was driven by active portfolio clean-up actions, not just benign credit migration • he quarter’s reduction in criticized balances was supported by loan sales, payoffs, paydowns and targeted exits of select exposures, including out- of-footprint loans and criticized credits • Subsequent to quarter-end, an $8.9 million New York CRE loan was paid off, which reduced NPLs further to $162.2 million • Revised the credit policy and procedures, including approval authorities and key product programs and completed the loan origination stage revamp

15 Non-Performing Loans ($ in millions) Highlights NPAs were $186.6 million, which includes $171.1 million in NPLs and $15.5 million in OREO. As of 2Q26, the NPLs had the following composition: • $66.5 million had real estate collateral with a weighted avg. LTV of 63% • $66.7 million were cashflow-dependent loans • $12.4 million were secured with other non-real estate collateral types • The remaining loans were collectively evaluated for reserves Subsequent to quarter-end, a NY CRE loan totaling $8.9 million was paid off, further reducing NPLs to $162.2 million.

16 Classified Loans ($ in millions) Highlights As of 2Q26 the Classified loans had the following composition: • $152.0 million had real estate collateral with a weighted avg. LTV of 60% • $85.2 million were cash flow-dependent loans • $12.4 million were secured with other non-real estate collateral types • The remaining loans were collectively evaluated for reserves

17 Special Mention Loans ($ in millions) Highlights As of 2Q26 the Special Mention loans had the following composition: • $108.1 million had real estate collateral with a weighted avg. LTV of 63% • The remaining loans were smaller commercial loans

18 NCOs and Allowance for Credit Losses Portfolios Balance 1Q26 Reserve Build (1) Balance 2Q26 Real Estate $ 22,705 $ 1,730 $ 24,435 Commercial $ 34,295 $ 3,564 $ 37,859 Consumer and Others $ 22,236 $ 969 $ 23,205 Total ACL $ 79,236 $ 6,263 $ 85,499 ACL Roll-forward Allowance for Credit Losses NCO-to-Average Total Loans Ratio ($ in millions) Period / Portfolio CRE Owner- Occupied Single-Family Residential Commercial Financial Institutions Consumer and Others Total 2Q25 —% —% 0.01% 0.77% —% 0.07% 0.86% 3Q25 0.07% —% —% 0.25% —% 0.07% 0.39% 4Q25 0.05% —% —% 0.98% —% 0.04% 1.07% 1Q26 —% —% —% 0.27% —% 0.18% 0.45% 2Q26 —% —% —% 0.05% —% 0.03% 0.08% ($ in thousands) (% are annualized) (1) Includes ACL on purchased seasoned loans ("PSLs"). See Glossary for more details on the Company's early adoption of ASU 2025-08.

19 Outlook • Total Loans projected to reach approximately $7.3 billion by 4Q26 • Total deposits projected to reach approximately $9.1 billion by 4Q26, primarily driven by low-cost international deposit growth • Net interest margin projected to be approximately 3.50% for the remainder of the year • Projected expenses in 3Q26 to stay consistent with 2Q26, declining to $66 - $67 million in 4Q26, as we continue to make progress towards a target efficiency ratio of approximately 60% • Will continue to optimize capital management, balancing capital retention for growth with buybacks and dividends to enhance shareholder returns

20 Path to 1.00% ROA 2 26 Net Interest Income Opera ng Expense Reduc on Other Income ax Expense Provision for Credit Losses 4 26 0.84% ~ 0.18% ~ 0.08% ~ 0.03% ~ (0.07%) < (0.04%) ~ 1.00%

21 Our priorities remain clear and firmly aligned with our strategic plan: • Driving disciplined, sustainable loan growth that supports our financial objectives and reflects our risk appetite • Continuing to advance credit quality by: ◦ Embedding a stronger credit culture through disciplined underwriting, relationship-driven decision-making, and enhanced portfolio monitoring ◦ Building a high-quality loan pipeline with clear accountability, consistent standards, and improved visibility into risk-adjusted returns • Improving efficiency across the organization by executing cost-efficiency initiatives that are expected to deliver recurring cost reductions that strengthen operating leverage and scalability • Strengthening our relationship-first model to deepen client engagement, increase collaboration across the business, and support lower-cost deposit growth in domestic and international markets, including Venezuela • Maintaining strong capital levels while continuing to return capital to shareholders through dividends and share repurchases Closing Remarks

Supplemental Information

23 Regulatory Capital Ratios 12.3 12.12 13.43 14.10 14.16 14.34 2022 2023 2024 202 1 26 2 26 10.8 10. 4 11. 12. 8 12.62 12.72 2022 2023 2024 202 1 26 2 26 10.10 .7 11.21 11.80 11.84 11. 4 2022 2023 2024 202 1 26 2 26 .18 8.84 .66 .62 . 1 .70 2022 2023 2024 202 1 26 2 26 Tier 1 Leverage Ratio (%) Common Equity Tier 1 Ratio (%) Tier 1 Ratio (%) Total Capital Ratio (%)

24 Fixed vs. Floating(2) 5.0 yrs Effective Duration 4.7 yrs Effective Duration ($ in millions) Expected Prepayments & Maturities Expected Prepayments & Maturities(3) Maturing Yield % $60.6 $266.1 $71. $78.1 3 26 4 26 1 27 2 27 4.82% 4.32% 4.93% 4.91% (1) Excludes Federal Reserve Bank and FHLB stock. (2) Hybrid investments are classified based on current rate (fixed or floating). (3) Based on estimated prepayment speeds. June 30, 2026 Floating rate Fixed rate March 31, 2026 $1, 12 $2,373 $2, 2 2 2 1 26 2 26 AFS rading Marketable Equity Securi es ield Balances and Yields(1) ($ in millions) $2.5 $2.5 $2.5 Investment Portfolio Available for Sale Securities by Type June 30, 2026 $2.5B

25 Loan Portfolio Geographic Mix Geographic Mix(1) 1. 1. 1.0 8 .8 8 . 3.0 2.7 2.8 2.7 2.6 3.8 4.0 4.2 .4 .4 1.7 1.8 2.0 2.1 2.1 2 2 3 2 4 2 1 26 2 26 South Florida New ork ampa Other (1) 2Q26, 1Q26 and 4Q25 includes both mortgage loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value. There were no loans held for sale in 3Q25, while 2Q25 includes mortgage loans held for sale at fair value. This geographic categorization is based on internal criteria. (2) Consists of international loans; fully-collateralized securities-based lending and residential loans with U.S. collateral.

Loans Held for Investment Portfolio by Industry

June 30, 2026

($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans
Financial Sector (1)	$ 14	$ 275	$ 289	4.3 %
Construction and Real Estate & Leasing:				
Commercial real estate loans	2,273	—	2,273	33.7 %
Other real estate related services and equipment leasing (2)	163	79	242	3.6 %
Total construction and real estate & leasing	**2,437**	**79**	**2,516**	**37.3 %**
Manufacturing:				
Foodstuffs, Apparel	57	47	104	1.5 %
Metals, Computer, Transportation and Other	12	84	96	1.4 %
Chemicals, Oil, Plastics, Cement and Wood/Paper	22	29	51	0.8 %
Total Manufacturing	**91**	**160**	**251**	**3.7 %**
Wholesale (3)	80	192	272	4.0 %
Retail Trade (4)	178	155	333	5.0 %
Services:				
Non-Financial Public Sector	—	21	21	0.3 %
Communication, Transportation, Health and Other (5)	112	211	323	4.8 %
Accommodation, Restaurants, Entertainment and other services (6)	90	257	347	5.2 %
Electricity, Gas, Water, Supply and Sewage Services	3	87	90	1.3 %
Total Services	**205**	**576**	**781**	**11.6 %**
Primary Products:				
Agriculture, Livestock, Fishing and Forestry	1	1	2	— %
Mining	—	7	7	0.1 %
Total Primary Products	**1**	**8**	**9**	**0.1 %**
Other Loans (7)	1,954	338	2,292	34.0 %
Total Loans	$ 4,960	$ 1,783	$ 6,743	100.0 %

(1) Consists primarily of finance facilities granted to non-bank financial companies 4.3% which is composed mainly of 2.2% corporate finance, 1.1% CRE note-on-note financing, 0.8% mortgage warehousing lines and 0.2% others
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities.
(3) Food wholesalers represented approximately 33%.
(4) Gasoline stations represented approximately 36%.
(5) Healthcare represented approximately 51%.
(6) Restaurants and food services represented 65%.
(7) Primarily loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loan portfolio, and residential and other consumer loans which represented approximately 24% of total loans.

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 12% of total loans
- 74% of total loans secured by real estate
- Main concentrations:
  - Finance Sector
  - CRE or Commercial Real Estate
  - Wholesale - Food & Electronics and Computer parts wholesalers
  - Retail - Gas stations and Food retailers
  - Services – Healthcare and Restaurants

AMERANT™ 26

27 CRE Type FL TX NY Other Total % Total CRE % Total Loans (1) Income Producing (2) Land and Construction Retail $ 514 $ 10 $ 60 $ 26 $ 610 26.8% 9.0% $ 610 $ — Multifamily 296 58 44 62 460 20.2% 6.9% 234 226 Office 311 41 18 92 462 20.3% 6.8% 453 9 Hotels 169 28 — 8 205 9.0% 3.0% 175 30 Industrial 81 — — 32 113 5.0% 1.7% 113 — Specialty 162 — — 40 202 8.9% 3.0% 176 26 Land 196 — — 25 221 9.7% 3.3% — 221 Total CRE $ 1,729 $ 137 $ 122 $ 285 $ 2,273 100.0% 33.7% $ 1,761 $ 512 Outstanding as of June 30, 2026 ($ in millions) This geographic segmentation is based on collateral location. (1) Calculated as a percentage of loans held for investment only. (2) Income producing properties include non-owner occupied and multi-family residential loans. Total CRE Loans - Detail CRE Type FL TX NY Total Multifamily $ — $ — $ 23 $ 23 Retail 6 — 18 24 Office — — 21 21 Hotels — 18 — 18 Land 24 — — 24 Total $ 30 $ 18 $ 62 $ 110 Loans Held for Sale Loans Held for Investment

28 22 26 32 20 0 0 60 60 70 70 80 80 • Florida primarily includes neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York primarily includes four loans in high traffic retail corridors with proximity to public transportation services • Single–tenant consists of one loan in Michigan (Gym) and three smaller loans in South Florida CRE Retail(1) Retail – LTV(2) Spor ng Recrea onal Goods 4 Auto 26 ealthcare 13 Pharma 12 CRE Retail – Single Tenant(1) Strip Convenience 34 Neighborhood Center 32 Community Center 1 heme Fes val Center Single enant Retail Storefront 2 Regional Center 2 Other 1 CRE Retail - Detail As of June 30, 2026 59% Weighted Average LTV $552M 8.2% of loans $25M 0.4% of loans (1) CRE retail loans held for investment above $3.0 million. (2) LTV at origination.

29 CRE office above $3 million represents 22 loans totaling $445 million, or 96% of total CRE office with avg. debt–service coverage (DSCR)(3) 1.6x and LTV 64% ◦ Florida: 16 loans totaling $296 million (51% Miami–Dade, 34% Broward, 5% Palm Beach, 9% Duval and 1% Hillsborough) with avg. DSCR 1.6x and LTV 62% ◦ New York: 1 loan totaling $18 million (Westchester) with avg. DSCR 1.5x and LTV 60% ◦ Texas: 3 loans totaling $61 million, 2 in Dallas and 1 in Houston, with avg. DSCR 1.3x and LTV 70% ◦ Other: 2 loans totaling $69 million, 1 in Memphis, TN and 1 in Atlanta, GA with avg. DSCR 1.1x and LTV 65% CRE Office(1) Office – LTV(2) CRE Office - Detail As of June 30, 2026 Florida 66 exas 14 New ork 4 Other 16 $445M 6.6% of loans 16 27 4 8 0 0 60 60 70 70 80 80 60% Weighted Average LTV (1) CRE office loans held for investment above $3 million. (2) LTV at origination. (3) DSCR based upon most recent borrower information.

30 CRE multifamily above $3 million represents 35 loans totaling $418 million, or 91% of total CRE multifamily with avg. debt–service coverage (DSCR)(3) 1.4x and LTV 57% ◦ Florida: 25 loans totaling $256 million (66% Miami–Dade, 13% Hillsborough, 10% Palm Beach, 6% Broward, 4% in Sarasota and < 1% Seminole) with avg. DSCR 1.5x and LTV 58% ◦ New York: 3 loans totaling $42 million, 1 in New York and 2 in Kings, with avg. DSCR 1.2x and LTV 71% ◦ Texas: 2 loans totaling $58 million, 1 in Bexar and 1 in Harris, with avg. DSCR 1.3x and LTV 47% ◦ Other: 5 loans totaling $62 million, 1 in Kenosha, 2 in Chatham, 1 in Santa Barbara and 1 in Hamilton, with avg. DSCR 1.3x and LTV 51% CRE Multifamily(1) Multifamily – LTV(1)(2) CRE Multifamily - Detail As of June 30, 2026 Florida 61 exas 14 New ork 10 Other 1 $418M 6.1% of loans 23 43 23 12 0 0 60 60 70 70 80 80 57% Weighted Average LTV (1) CRE multifamily loans held for investment above $3 million. (2) LTV at origination. (3) DSCR based upon most recent borrower information.

31 CRE hotel represents 18 loans totaling $205 million, with avg. debt–service coverage (DSCR)(2) 1.5x and LTV 60% ◦ Florida: 15 loans totaling $169 million (47% Miami Beach, 13% Doral, 9% Brickell, 9% Miami, 8% Tampa, 6% Dania Beach, 6% Pensacola and 2% Hollywood) with avg. DSCR 1.6x and LTV 59% ◦ Texas: 1 loan totaling $28 million, with avg. DSCR 1.5x and LTV 61% ◦ Other: 2 loans totaling $8 million, with avg. DSCR 1.5x and LTV 76% CRE Hotel - Detail As of June 30, 2026 (1) LTV at origination. (2) DSCR based upon most recent borrower information. 2 13 4 18 0 0 60 60 70 70 80 80 CRE Hotel – Type Hotel – LTV(1) Marrio 2 ilton 23 Independent 17 yndham 17 Setai 13 Best estern 4 CRE Hotel – Flag Full Service 3 Limited 38 Bou que 60% Weighted Average LTV $205M 3.0% of loans $205M 3.0% of loans

32 ($ in millions) 39% of Total Deposits Avg. account balance(1): $56,000 61% of Total Deposits Avg. account balance (1): $120,000 Domestic and International Deposit Details (1) Average deposit account balances calculated as of June 30, 2026 Venezuela Deposits 30% of Total Deposits YTD growth: 30%

Interest Rate Sensitivity

Impact on NII from Interest Rate Change(1)(2)

As of June 30, 2026


400
200
0
($ in Millions)
(3.2)%
(1.7)%
(0.8)%
0%
1.2%
1.9%
2.3%
335
340
343
346
350
353
354
-200 bps
-100 bps
-50 bps
BASE
+50 bps
+100 bps
+200 bps
Net Interest Income
Change from base

Impact on AFS from Interest Rate Change(1)


($ in Millions)
5.7%
3.9%
2.2%
0%
(2.4)%
(4.9)%
(10.2)%
2,693
2,649
2,605
2,549
2,488
2,423
2,290
-200 bps
-100 bps
-50 bps
MV
+50 bps
+100 bps
+200 bps
AFS
Change from MV

Expected Pre-Tax AOCL Improvement


(20,000)
(40,000)
(33,211)
(16,966)
approx. 49% improvement in AOCL
2Q26
1Q27 (estimated)

Loan Portfolio Details

As of June 30, 2026

By Rate Type


Fixed 41%
Adjustable 59%

By Repricing Term


4-5 years 2%
5+ years 33%
1-3 years 2%
< 1 year 63%

By Interest Type


Prime 13%
UST 2%
Fixed 41%
SOFR 44%

By Floors


3.5-5% 6%
5-6.75% 23%
2-3.5% 11%
0.5-2% 3%
No Floor 57%

(1) NII and percentage change represent the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve.
(2) Totals may not sum due to rounding.

AMERANT 33

34 Noninterest Income Mix Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income(1) DomesticInternational 2Q25 $3.4B ($ in millions) Securities gains, net Loan-related derivative income Derivative losses, net Noninterest Income Mix $3.1B Assets Under Management and Custody 2Q26 $(0.2) (1) Other noninterest income in 4Q25 includes a $3.3 million gain on the sale and leaseback of two banking centers. $(1.4)$(1.9) $(0.1)

35 ($ in millions, except for FTEs) Noninterest Expense Noninterest Expense Mix

36 Change in Diluted Earnings Per Common Share EPS Trend (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. (1)

Appendices

Appendix 1

Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain items, including the provision for credit losses, income taxes and goodwill and other intangible assets. The Company believes these adjusted numbers are useful to understand the Company's performance and underlying trends.

(in thousands, except percentages, share data and per share amounts)	Three Months Ended,				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income attributable to Amerant Bancorp Inc.	$ 21,043	$ 17,873	$ 2,701	$ 14,756	$ 23,002
Plus: provision for credit losses [1]	4,750	7,800	3,490	14,600	6,060
Plus: provision for income tax expense (benefit)	6,067	5,070	(794)	4,252	6,795
Pre-tax pre-provision net revenue (PPNR)	31,860	30,743	5,397	33,608	35,857
QoQ change	1,117	25,346	(28,211)	(2,249)	1,982
Diluted weighted average shares outstanding	39,509,583	40,510,993	41,102,760	41,774,101	41,873,551
EPS change	$0.03	$0.63	($0.69)	($0.05)	$0.05

(in thousands, except percentages, share data and per share amounts)	Three Months Ended,				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Stockholders' equity	$ 914,369	$ 913,918	$ 938,802	$ 944,940	$ 924,286
Less: goodwill and other intangibles [2]	(21,522)	(22,933)	(23,103)	(23,784)	(24,016)
Tangible common stockholders' equity	$ 892,847	$ 890,985	$ 915,699	$ 921,156	$ 900,270
Total assets	10,294,247	9,903,514	9,777,018	10,410,199	10,334,678
Less: goodwill and other intangibles [2]	(21,522)	(22,933)	(23,103)	(23,784)	(24,016)
Tangible assets	$ 10,272,725	$ 9,880,581	$ 9,753,915	$ 10,386,415	$ 10,310,662
Common shares outstanding	39,186,293	39,803,607	40,595,273	41,265,378	41,748,434
Tangible common equity ratio	8.69%	9.02%	9.39%	8.87%	8.73%
Stockholders' book value per common share	$ 23.33	$ 22.96	$ 23.13	$ 22.90	$ 22.14
Tangible stockholders' equity book value per common share	$ 22.78	$ 22.38	$ 22.56	$ 22.32	$ 21.56

(1) Includes provisions for credit losses on loans and provision for loan contingencies.
(2) As of June 30, 2026, other intangible assets primarily consist of naming rights. In prior periods, also includes mortgage servicing rights ("MSRs"). Other intangible assets are included in other assets in the Company's consolidated balance sheets.

AMERANT 38

39 Income Statement Highlights - 2Q26 vs 1Q26 ($ in thousands) 2Q26 1Q26 Change Total Interest Income Loans $ 103,449 $ 102,674 $ 775 Investment securities 29,212 27,682 1,530 Interest earning deposits with banks and other interest income 3,000 2,661 339 Total Interest Expense Interest bearing demand, savings and money market deposits 27,154 26,365 789 Time deposits 17,682 18,254 (572) Advances from FHLB 6,935 6,846 89 Subordinated notes 362 361 1 Junior subordinated debentures 952 910 42 Securities sold under agreements to repurchase 1 — 1 Total Provision for Credit Losses 4,750 7,800 (3,050) Total Noninterest Income 18,162 17,381 781 Total Noninterest Expense 68,877 66,919 1,958 Income Tax Expense 6,067 5,070 997 Net Income Attributable to Amerant Bancorp Inc. $ 21,043 $ 17,873 $ 3,170

40 • ACL - Allowance for Credit Losses • AFS - Available for Sale • AOCL - Accumulated Other Comprehensive Loss • AUM - Assets Under Management • CET1 - Common Equity Tier 1 capital ratio • CRE - Commercial Real Estate • Customer CDs - Customer certificates of deposits • EPS – Earnings per Share • FHLB - Federal Home Loan Bank • FTE - Full Time Equivalent Employees Glossary • MBS - Mortgage-Backed Security • MV - Market Value • NCO - Net Charge-Offs • NII - Net Interest Income • NIM – Net Interest Margin • NPA - Non-Performing Assets • NPL - Non-Performing Loans • ROA - Return on Assets • ROE - Return on Equity • TCE ratio – Tangible Common Equity ratio

41 Glossary (cont'd) • Assets under management and custody: consists of assets held for clients in an agency or fiduciary capacity which are not assets of the Company and therefore are not included in the consolidated financial statements. • Core deposits: consist of total deposits excluding all time deposits • Cost of Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • Cost of Funds: calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits • Cost of Total Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • In the first quarter of 2026, the Company early adopted ASU 2025-08, which expands the use of the gross-up approach for certain purchased loans and eliminates day 1 credit loss expense. As a result, in the first and second quarters of 2026, the Company recorded an allowance for credit losses of $1.9 million and $0.5 million on approximately $149.5 million and $36.8 million of acquired loans, with no day 1 impact to earnings. • Loans Held for Investment: excludes loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value • Net Charge-Offs: charge-offs net of recoveries • Net Charge-Offs/Average Total Loans Held for Investment: • Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses • Total loans exclude loans held for sale • Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned ("OREO") properties acquired through or in lieu of foreclosure and other repossessed assets • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. • Quarterly beta (as shown in NII & NIM Slide): calculated based upon the change of the cost of deposit over the change of federal funds rate (if any) during the quarter. • ROA: calculated based upon the average daily balance of total assets • ROE: calculated based upon the average daily balance of stockholders' equity • Total gross loans: consists of the principal balance of outstanding loans, including loans held for investment, loans held for sale at the lower of cost or fair value, and mortgage loans held for sale, net of unamortized deferred loan origination fees and loan origination costs, unamortized premiums paid on purchased loans and the unamortized balance of initial allowance for credit losses on purchased seasoned loans. • Totals may not sum due to rounding of line items.

.